                                                                 EXHIBIT 10.57.4


                  AMENDED AND RESTATED REIMBURSEMENT AGREEMENT


     This AMENDED AND RESTATED REIMBURSEMENT AGREEMENT dated as of December 28, 1998 (this "AGREEMENT") among GENZYME CORPORATION, a Massachusetts corporation having its principal offices at One Kendall Square, Cambridge, Massachusetts 02139 (the "GUARANTOR"), GENZYME TRANSGENICS CORPORATION (the "BORROWER"), a Massachusetts corporation having its principal offices at 5 Mountain Road, Framingham, MA 01701, and GTC CANCER VACCINES, INC. TSI CORPORATION, SMI GENZYME LTD., GENZYME TRANSGENICS SECURITIES CORPORATION, PRIMEDICA CORPORATION (formerly TSI Holdings, Inc.), PRIMEDICA CAMBRIDGE, INC. (formerly BioDevelopment Laboratories, Inc.), PRIMEDICA ROCKVILLE, INC. (formerly TSI Washington Laboratories, Inc.), PRIMEDICA REDFIELD, INC. (formerly TSI Redfield Laboratories, Inc.), PRIMEDICA WORCESTER, INC., (formerly TSI Mason Laboratories, inc.), PRIMEDICA ARGUS RESEARCH LABORATORIES, INC. (formerly Argus Research Laboratories, Inc.), TRANSGENIC INVESTMENTS, INC, and HEALTH SCIENCES RESEARCH INCORPORATED (each a "SUBSIDIARY" and collectively, the "SUBSIDIARIES" and with the Borrower, each a "CREDIT Party" and collectively, the "CREDIT PARTIES").

     WHEREAS, certain of the Credit Parties and other subsidiaries of the Borrower entered into certain loan arrangements (the "BKB FACILITY") with BankBoston, N.A. (formerly The First National Bank of Boston, "BKB") pursuant to which BKB made loans to the Borrower, individually, and to the Credit Parties, collectively;

     WHEREAS, the Guarantor guaranteed the obligations of the Credit Parties under the BKB Facility;

     WHEREAS, as a condition to the Guarantor providing its guaranty, the Borrower and certain of its subsidiaries executed a Reimbursement Agreement dated June 30, 1995, as amended (the "ORIGINAL REIMBURSEMENT AGREEMENT") in favor of the Guarantor;

     WHEREAS, the Borrower is entering into a certain Credit Agreement dated as of the date hereof (the "CREDIT AGREEMENT") with Fleet National Bank (the "BANK") and terminating the BKB Facility;

     WHEREAS, the Bank has required that the Guarantor execute a Guaranty dated as of the date hereof (the "GUARANTY") in favor of the Bank as a condition to the consummation of the transactions described in the Credit Agreement; and

     WHEREAS, a condition of the Guarantor's execution of the Guaranty is that the Credit Parties execute this Agreement and certain other agreements; and

     WHEREAS, the obligations of the Credit Parties hereunder are secured by that certain Amended and Restated Security Agreement dated as of the date hereof (the "SECURITY AGREEMENT") and a Mortgage and Security Agreement dated as of June 30, 1995 as amended by the First Amendment to Mortgage and Security Agreement dated as of December 15, 1995 and the Second Amendment to Mortgage and Security Agreement dated as of the date hereof (the "SECOND AMENDMENT TO THE MORTGAGE" and as so amended, the "MORTGAGE" and collectively with the Security Agreement, the "COLLATERAL DOCUMENTS");

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Credit Party and the Guarantor hereby agree as follows. This Agreement amends, restates and supersedes the Original Reimbursement Agreement in its entirety.

     1. CERTAIN DEFINED TERMS. Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. As used in this Agreement, the following terms have the meanings specified below:

     "CONVERTIBLE DEBT AGREEMENT" means the Second Amended and Restated Convertible Debt Agreement dated as of the date hereof between the Borrower and the Guarantor.

     "DISPOSITION" means any sale, assignment, lease, transfer or other disposition of any property (whether now owned or hereafter acquired) by any Credit Party to any other Person excluding (a) the granting of Liens to the Guarantor pursuant to the Collateral Documents, (b) any sale, assignment, transfer or other disposition of (i) any property sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) any property no longer used or useful in the business of the Credit Parties and (iii) any collateral under and as defined in the Collateral Documents pursuant to an exercise of remedies by the Guarantor thereunder and (c) any licensing of intellectual property of any Credit Party in the ordinary course of business.

     "DISPOSITION INVESTMENT" means, with respect to any Disposition, any promissory notes or other evidences of indebtedness or Investments received by any Credit Party in connection with such Disposition.

     "EQUITY ISSUANCE" means any issuance or sale of equity securities by a Credit Party to any Person other than (i) an Affiliate of such Credit Party or
(ii) the Guarantor; EXCLUDING the issuance or sale of equity securities under an employee benefit plan approved by the stockholders of such Credit Party.

     "GUARANTIED OBLIGATIONS" means the collective reference and "GUARANTIED OBLIGATION" means the singular reference to any and all Guarantied Obligations (as such term is defined in the Guaranty) that may arise under or in connection with the Guaranty or under the Guaranty Agreement dated as of July 3, 1995, as amended, made by the Guarantor in favor of BKB.

     "GUARANTY TERM" means the period of time commencing on the date hereof and ending on the date that the Guarantor has no obligations, contingent or otherwise, under the Guaranty.

     "INTEREST RATE" means ten percent (10%) PLUS the fluctuating rate per annum equal to (i) the Variable Rate applicable under the Revolving Credit Note made by the Borrower to the order of the Bank on the date hereof or (ii) if such note is no longer outstanding. the rate that would be applicable under such instrument as in effect on the date hereof.

     "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (other than an operating lease) (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "NET CASH PAYMENTS" means,

          (a) with respect to any Equity Issuance, the aggregate amount of all cash proceeds received by any Credit Party therefrom less all legal, underwriting and similar fees and expenses in connection therewith (not including any breakage fees for any LIBOR Advance); and

          (b) with respect to any Disposition, the aggregate amount of all cash payments actually received by any Credit Party directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition (including, without limitation, Disposition Investments); PROVIDED that


               (i) Net Cash Payments shall be net of (I) the amount of any fees and expenses payable by any Credit Party in connection with such Disposition (but not including any breakage fees for any LIBOR Advance or, if applicable, any other advance under the Credit Agreement) and (II) any Federal, state and local income or other taxes estimated to be payable by any Credit Party as a result of such Disposition, but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within twelve months of the date of such Disposition; and

               (ii) Net Cash Payments shall be net of any repayments by any Credit Party of Indebtedness to the extent that (I) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and (II) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property.

     "PERMITTED ENCUMBRANCES" means liens with respect to assets of the Credit Parties permitted pursuant to Section 6.3 of the Credit Agreement.

     "REIMBURSEMENT AMOUNT" means, with respect to any satisfaction by the Guarantor of a Guarantied Obligation of any Credit Party (whether such satisfaction is achieved by a direct payment by the Guarantor to the Bank pursuant to the Guaranty or by the Bank registering in its name all or any item of collateral that the Guarantor may post from time to time to the Bank in Bank's own name or in the name of its nominee or designee or otherwise),

          (a) the amount of such satisfaction by the Guarantor of a Guarantied Obligation (including any breakage fees for any LIBOR Advance or, if applicable, any other advance under the Credit Agreement), PLUS

          (b) interest thereon at a rate equal to the Interest Rate, such interest to accrue from the day such Guarantied Obligation is satisfied by the Guarantor until the day the Guarantor receives reimbursement therefor pursuant to this Agreement, PLUS

          (c) all expenses incurred by the Guarantor in the collection of the aforesaid or as otherwise permitted by Section 11 hereof, all of which shall conclusively be deemed to have been incurred in reliance upon the Credit Parties' covenant to pay same.

     2. REIMBURSEMENT OF GUARANTIED OBLIGATIONS AND ACKNOWLEDGMENT OF SUBROGATION RIGHTS. The Borrower and the Guarantor acknowledge and agree that if the Guarantor shall make any payment to the Bank on account of the Guarantied Obligations, or the Bank shall satisfy payment and performance of any of the Guarantied Obligations by registering all or any item of collateral that the Guarantor may post from time to time in the Bank's own name or in the name of its nominee or designee or otherwise, then (i) the Borrower shall pay to the Guarantor the Reimbursement Amount that accrues with respect thereto, and (ii) the Guarantor shall be subordinated to the Bank with respect to such Reimbursement Amount. All Reimbursement Amounts shall be due and payable, to the extent that such payment shall not violate the Guaranty, on the tenth Business Day after the Borrower receives notice of payment or satisfaction by the Guarantor of a Guarantied Obligation,. All amounts payable hereunder shall be paid in U.S. Dollars in immediately available funds, without set-off or counterclaim. The obligations of the Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof subject to the terms and conditions of the Guaranty.

     3.   MANDATORY REDUCTION OF COMMITMENTS; SUSPENSION OF BORROWING.

          3.1. REDUCTION BY THE BORROWER.

          (a) OFFERING OF EQUITY. The Credit Parties agree, on or prior to the closing of any Equity Issuance by any Credit Party, to deliver to the Guarantor a statement certified by the chief financial officer of the Borrower, in form and detail reasonably satisfactory to the Borrower, of the estimated amount of the Net Cash Payments of such Equity Issuance that will (on the date of such sale of securities) be received by any Credit Party in cash.

          (b) SALE OF ASSETS. Without limiting the obligation of the Borrower to obtain the consent of the Guarantor to any Disposition not otherwise permitted hereunder, the Borrower agrees, on or prior to the occurrence of any Disposition by any Credit Party, to deliver to the Guarantor a statement certified by the chief financial officer of the Borrower, in form and detail reasonably satisfactory to the Guarantor, of the amount of the Net Cash Payments (or other consideration) of such Disposition that will (on or about the date of such Disposition) be received by any Credit Party in cash (or otherwise).

          (c) PAYMENT AND REDUCTION. The Borrower will, within 30 days of closing of any such Equity Issuance or Disposition completed prior to January 1, 2000 and to the extent permitted by the Credit Agreement, prepay the Loans under the Credit Agreement (and provide cover for Letter of Credit Outstandings as defined in the Credit Agreement) in accordance with Section 3.4 below, and deliver a written notice to the Bank and the Guarantor of an optional reduction of the Commitments thereunder,

          (i) in each case, in an aggregate amount equal to (a) 25% of the sum of (i) the amount of the Net Cash Payments received by any Credit Party in cash from any Equity Issuance or Disposition since the date hereof PLUS (ii) the fair market value, at the time received, of any equity securities received by any Credit Party from any Disposition since the date hereof in excess of $25,000,000 but not more than $35,000,000 PLUS (b) 50% of the sum of (i) the amount of the Net Cash Payments received by any Credit Party in cash from any Equity Issuance or Disposition since the date hereof PLUS (ii) the fair market value, at the time received, of any equity securities received by any Credit Party from any Disposition since the date hereof in excess of $35,000,000; and

          (ii) thereafter, quarterly, on the date of the delivery by the Borrower to the Bank pursuant to Section 6.1 of the Credit Agreement of the financial statements for any quarterly fiscal period or fiscal year, to the extent any Credit Party shall receive Net Cash Payments during the quarterly fiscal period ending on the date of such financial statements in cash under deferred payment arrangements or Disposition Investments entered into or received in connection with any Disposition, in an amount equal to (A) (1) 25% of the aggregate amount of Net Cash Payments of such Disposition in excess of $25,000,000 but not more than $35,000,000 PLUS (2) 50% of the aggregate amount of Net Cash Payments of such Disposition in excess of $35,000,000 during such period MINUS (B) any transaction expenses associated with Dispositions (not including any breakage fees for any LIBOR Advance) and not previously deducted in the determination of Net Cash Payments PLUS (or MINUS, as the case may be)
(C) any other adjustment received or paid by any Credit Party pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Cash Payments.

     3.2. REDUCTION BY THE GUARANTOR. To the extent that the Borrower fails to prepay the Loans and reduce the Commitments as provided in Section 3.1, in accordance with Section 10 the Guarantor may notify the Bank to reduce the amount of the Commitments in accordance with Section 2.6 or 3.6 of the Credit Agreement.

     3.3. SUSPENSION OF BORROWING. Upon the consummation of Dispositions and Equity Issuances prior to January 1, 2000 for which the Credit Parties receive Net Cash Payments in excess of $25,000,000, the Borrower shall not thereafter request any Loan under Section 2.2 of the Credit Agreement until January 1, 2000; PROVIDED that any Letter of Credit Outstanding under the Credit Agreement may remain outstanding.

     3.4. APPLICATION OF PAYMENTS AND REDUCTIONS. In the event of any required prepayment of amounts outstanding under the Credit Agreement and reduction of Commitments under the Credit Agreement pursuant to this Section 3, the prepayments and Commitment reductions shall be applied as follows: If such prepayment and reduction is made at a time when the Revolving Credit Commitment remains outstanding, the prepayment shall be applied to the outstanding Revolving Credit Loans and the reduction shall be applied to the Revolving Credit

Limit. After the Revolving Credit Loans have been paid in full, all prepayments shall be applied to pay outstanding Term Loans in the manner described in the Term Note. After the Revolving Credit Limit is reduced to zero, any reductions to the Commitment shall be applied to the Term Loan Commitment.

4.   GUARANTY BY SUBSIDIARIES.

     4.1. THE GUARANTY. Each Subsidiary hereby jointly and severally guaranties to the Guarantor and its respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Reimbursement Amount and all other amounts from time to time owing to the Guarantor by the Borrower hereunder or under the Convertible Debt Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "SUBSIDIARY OBLIGATIONS"). Each Subsidiary hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Subsidiary Obligations, each Subsidiary will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Subsidiary Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     4.2. OBLIGATIONS UNCONDITIONAL. The obligations of each Subsidiary under
Section 4.1 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guaranty of or security for any of the Subsidiary Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Subsidiary, it being the intent of this Section 4.2 that the obligations of the Subsidiaries hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiaries hereunder which shall remain absolute and unconditional as described above:

     (a) at any time or from time to time, without notice to such Subsidiaries, the time for any performance of or compliance with any of the Subsidiary Obligations shall be extended, or such performance or compliance shall be waived;

     (b) any of the acts mentioned in any of the provisions hereof or of any other agreement or instrument referred to herein or therein shall be done or omitted;

     (c) the maturity of any of the Subsidiary Obligations shall be accelerated, or any of the Subsidiary Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under any other agreement or instrument referred to herein or therein shall be waived or any other guaranty of any of the Subsidiary Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

     (d) any lien or security interest granted to, or in favor of, the Guarantor as security for any of the Subsidiary Obligations shall fail to be perfected.

The Subsidiaries hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Guarantor exhaust any right, power or remedy or proceed against the Borrower hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under other Guaranty of, or security for, any of the Subsidiary Obligations.

          4.3. REINSTATEMENT. The obligations of each Subsidiary under this
Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Subsidiary Obligations is rescinded or must be otherwise restored by any holder of any of the Subsidiary Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each of the Subsidiaries agrees that it will indemnify the Guarantor on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by Guarantor in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          4.4. SUBROGATION. Each Subsidiary hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Section 4 and further agrees with the Borrower for the benefit of each of its creditors (including, without limitation, the Guarantor) that any such payment by it shall constitute a contribution of capital by such Subsidiary to the Borrower.

          4.5. REMEDIES. Each Subsidiary agrees that, as between such Subsidiary and the Guarantor, the obligations of the Borrower hereunder may be declared to be forthwith due and payable as provided in Section 2 or Section 10, as applicable (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 2 or Section 10, as applicable) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by such Subsidiary for purposes of Section 4.1.

          4.6. INSTRUMENT FOR THE PAYMENT OF MONEY. Each Subsidiary hereby acknowledges that the guaranty in this Section 4 constitutes an instrument for the payment of money, and consents and agrees that the Guarantor, at its sole option, in the event of a dispute by the Subsidiaries in the payment of any moneys due hereunder, shall have the right to summary judgment or such other expedited procedure as may be available for a suit on a note or other instrument for the payment of money.

          4.7. CONTINUING GUARANTY. The guaranty in this Section 4 is a continuing guaranty, and shall apply to all Subsidiary Obligations whenever arising.

          4.8. RIGHTS OF CONTRIBUTION. The Subsidiaries hereby agree, as between themselves, that if any Subsidiary shall become an Excess Funding Subsidiary (as defined below) by reason of the payment by such Subsidiary of any Subsidiary Obligations, each other Subsidiary shall, on demand of such Excess Funding Subsidiary (but subject to the next sentence), pay to such Excess Funding Subsidiary an amount equal to such Subsidiary's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Subsidiary) of the Excess Payment (as defined below) in respect of such Subsidiary Obligations. The payment obligation of a Subsidiary to any Excess Funding Subsidiary under this Section 4.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary under the other provisions of this Section 4 and such Excess Funding Subsidiary shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

     For purposes of this Section 4.8, (i) "EXCESS FUNDING SUBSIDIARY" means, in respect of any Subsidiary Obligations, a Subsidiary that has paid an amount in excess of its Pro Rata Share of such Subsidiary Obligations, (ii) "EXCESS PAYMENT" means, in respect of any Subsidiary Obligations, the amount paid by an Excess Funding Subsidiary in excess of its Pro Rata Share of such Subsidiary Obligations and (iii) "PRO RATA SHARE" means, for any Subsidiary, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary (excluding any shares of stock of, or ownership interest in, any other Subsidiary) exceeds the amount of all the debts and liabilities of such Subsidiary (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary hereunder and any obligations of any other Subsidiary that have been guarantied by such Subsidiary) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Credit Parties exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiaries hereunder) of all of the Credit Parties, determined (A) with respect to any Subsidiary that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Subsidiary, as of the date such Subsidiary becomes a Subsidiary hereunder.

          4.9. GENERAL LIMITATION ON GUARANTY OBLIGATIONS. In any action or proceeding involving any state or non-U.S. corporate law, or any state or Federal or non-U.S. bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary under Section 4.1 would otherwise, taking into account the provisions of Section 4.8, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 4.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary, the Guarantor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          4.10. RELEASE OF COLLATERAL AND GUARANTEES. The Guarantor agrees that if all of the capital stock or assets of any Subsidiary that is owned by any Credit Party are sold to any Person as permitted by the terms of this Agreement and the Collateral Documents, or if any Subsidiary is merged or consolidated with or into any other Person as permitted by the terms of this Agreement and such Subsidiary is not the continuing or surviving corporation, the Guarantor shall, upon request of the Borrower (and upon the receipt by the Guarantor of such evidence as the Guarantor may reasonably request to establish that such sale, designation, merger or consolidation is permitted by the terms of this Agreement), terminate the guaranty of such Subsidiary under this Agreement and any related agreements and release any lien created by the Collateral Documents on the assets or any capital stock of such Subsidiary.

5.  CERTAIN REPRESENTATIONS AND WARRANTIES.

          5.1. CREDIT AGREEMENT REPRESENTATIONS. Each Credit Party hereby represents and warrants to the Guarantor that the representations and warranties contained in Section 4 of the Credit Agreement, which representations and warranties are incorporated herein by reference as if fully set forth herein, MUTATIS MUTANDI, are true and correct as of the date hereof as if made herein. For purposes of this Section 5, "LOAN DOCUMENTS" shall mean, collectively, this Agreement and the Collateral Documents, and "LENDER" shall mean the "GUARANTOR." All other terms incorporated by reference in this Section 5 and not defined in this Section 5 shall, for purposes of this Section 5, have the meanings set forth in the Credit Agreement. All such representations and warranties are true and correct as of the date hereof as if made herein with respect to this Agreement, except for those matters set forth on SCHEDULE 5 attached hereto, which Schedule shall list exceptions to such representations and warranties with reference to the Section numbers included therein. Such representations and warranties shall be deemed to survive with respect to the parties hereto notwithstanding the earlier termination of the Credit Agreement.

          5.2. YEAR 2000. The Credit Parties have reviewed their operations with a view to assessing whether their business or operations will be vulnerable to any significant risk that computer hardware, software or any equipment containing embedded microchips used in their business or operations will not in the case of dates or time periods occurring after December 31, 1999 function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. Based upon such review, the Credit Parties have devised and are in the process of implementing a program to correct such Year 2000 issues before June 30, 1999. Upon completion of such program, the Credit Parties have no reason to believe that the risks associated with such Year 2000 issues are likely to have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of the Borrower, individually, or of the Credit Parties taken as a whole.

6. CONDITIONS PRECEDENT TO ISSUANCE OF GUARANTY. The obligations of the Guarantor to execute and deliver the Guaranty to the Bank hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 15):

          6.1. COUNTERPARTS OF AGREEMENT. The Guarantor shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Guarantor (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          6.2. SECURITY INTERESTS IN PROPERTY. The Guarantor shall have received evidence satisfactory to it that the Credit Parties shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or, in the opinion of the Guarantor, desirable in order to create in favor of the Guarantor, a valid and (upon such filing and recording) perfected first priority security interest in the entire personal and mixed property collateral subject only to Permitted Encumbrances. Such actions shall include, without limitation, the following:

          (a) COLLATERAL DOCUMENTS. Delivery to the Guarantor of all the Collateral Documents (except as provided in Section 6.3 below), duly executed by the applicable Credit Party together with accurate and complete schedules to all such Collateral Documents;

          (b) STOCK CERTIFICATES AND INSTRUMENTS. Delivery to the Guarantor of certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to the Guarantor) representing all capital stock pledged pursuant to the Security Agreement;

          (c) LIEN SEARCHES AND UCC TERMINATION STATEMENTS. Delivery to the Guarantor of (A) the results of a recent search, by a Person satisfactory to the Guarantor, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Credit Party, together with copies of all such filings disclosed by such search, and (B) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

          (d) UCC FINANCING STATEMENTS. Delivery to the Guarantor of UCC financing statements duly executed by each applicable Credit Party with respect to all personal and mixed property collateral of such Credit Party, for filing in all jurisdictions as may be necessary or, in the opinion of the Guarantor, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents; and

          (e) PERFECTION CERTIFICATES. Delivery to the Guarantor by each Credit Party of a perfection certificate dated the date hereof substantially in the form of SCHEDULE I to the form of Security Agreement annexed hereto duly executed by the chief financial officer of the Borrower.

          6.3. MORTGAGE AMENDMENT. The Guarantor shall have received from the Borrower a fully executed and notarized Second Amendment to the Mortgage in proper form for recording in the appropriate recording office in the applicable jurisdiction.

          6.4. ENVIRONMENTAL INDEMNITY. The Guarantor shall have received from the Borrower a fully executed and notarized hazardous materials indemnity agreement, in form and substance satisfactory to the Guarantor, with respect to the indemnification of the Guarantor for any liabilities that may be imposed on or incurred by any of them as a result of any hazardous materials.

          6.5. CONVERTIBLE DEBT AGREEMENT. The Guarantor shall have received from the Borrower a fully executed Convertible Debt Agreement together with a fully executed Amended and Restated Convertible Revolving Credit Note.

          6.6. WARRANT. The Guarantor shall have received from the Borrower a fully executed and validly issued Warrant to Purchase Common Stock entitling the Guarantor to purchase up to 288,000 shares of the Borrower's common stock.

          6.7. INTERCREDITOR AGREEMENT. The Guarantor shall have received from the Borrower and Finova Technology Finance, Inc., ("Finova") a fully executed amendment to the Intercreditor Agreement dated July 3, 1995 among the Guarantor, the Borrower, certain subsidiaries of the Borrower and Finova, in form and substance satisfactory to the Guarantor.

          6.8. CORPORATE ACTION AND ENFORCEABILITY. The Guarantor shall have received from the Credit Parties evidence reasonably satisfactory to it of the corporate authority for, and the validity and enforceability of, this Agreement, the Collateral Documents and the other agreements and instruments delivered pursuant to this Agreement.

     7.   CERTAIN AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES.

          7.1. INFORMATION. Until the Guaranty Term has ended or, if later, until all Reimbursement Amounts then outstanding and all fees due and payable hereunder have been paid in full, the Borrower shall promptly furnish to the Guarantor such information regarding the status of the Borrower's obligations under the Credit Agreement as the Guarantor may from time to time reasonably request; PROVIDED, HOWEVER, that the Guarantor shall hold as confidential any non-public information so received.

          7.2. NOTICES. Until the Guaranty Term has ended or, if later, until all Reimbursement Amounts then outstanding and all fees due and payable hereunder have been repaid in full, the Borrower shall send to the Guarantor a copy of any written notice or correspondence under or relating to the Credit Agreement promptly upon the giving or receipt of same by the Borrower.

          7.3. FURTHER DOCUMENTATION; PLEDGE OF INSTRUMENTS. At any time and from time to time, until the Guaranty Term has ended, upon the request of the Guarantor and at the sole expense of the Credit Parties, the Credit Parties or any of them shall promptly and duly execute and deliver such further instruments and documents and take such further action as the Guarantor may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement.

          7.4. CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES AND COLLATERAL SECURITY.

          (a) ADDITIONAL SUBSIDIARIES. In the event that any Credit Party shall form or acquire any new domestic Subsidiary after the date hereof, such Credit Party will, and will cause each of its Subsidiaries to, cause such new Subsidiary within five Business Days of such formation or acquisition:

               (i) to execute and deliver to the Guarantor the following documents: (1) a counterpart to this Agreement (and thereby to become a party to this Agreement, as a "Subsidiary" hereunder), (2) a counterpart to the Security Agreement, and (3) mortgages and such other instruments, documents and agreements, in form and substance satisfactory to the Guarantor, as may be required by the Guarantor; and

               (ii) to take such action (including delivering such shares of stock and executing and delivering such UCC financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens consistent with the provisions of the applicable Collateral Documents; and

               (iii) to deliver such proof of corporate action, incumbency of officers and other documents as is consistent with those delivered by each Subsidiary pursuant to Section 6.8 upon the date hereof or as the Guarantor shall have reasonably requested.

     8. CERTAIN NEGATIVE COVENANTS OF THE CREDIT PARTIES. Except as otherwise specifically provided below, until this Agreement has terminated or, if later, all Reimbursement Amounts then outstanding and all fees due and payable hereunder have been paid to the Guarantor:

          8.1. NO AMENDMENTS TO OR ASSIGNMENTS OF DOCUMENTS. The Borrower shall not enter into any extension of or amendment or modification to the Credit Agreement or the Loan Documents (as defined in the Credit Agreement), nor shall the Borrower assign or transfer any of its rights or obligations thereunder, without in any such case obtaining the prior written consent of the Guarantor.

          8.2. RESTRICTIONS ON INCURRENCE OF DEBT. No Credit Party shall, without the prior written consent of the Guarantor, which consent may be withheld by the Guarantor in its sole and absolute discretion, create, incur, assume or suffer to exist any Indebtedness except for Indebtedness permitted under the Credit Agreement (without a waiver from the Bank) unless the same is subordinated, on terms satisfactory to the Guarantor, to the Credit Parties' obligations under this Agreement.

          8.3. OWNERSHIP OF SUBSIDIARIES. No Credit Party shall sell, transfer or otherwise dispose of any shares of stock in any Subsidiary owned by it, nor permit any Subsidiary to issue any shares of stock of any class whatsoever to any Person other than to a Credit Party. The Credit Parties will take such action from time to time as shall be necessary to ensure that the percentage of the equity capital of any class or character owned by it in any Subsidiary on the date hereof (or, in the case of any newly formed or newly acquired Subsidiary, on the date of formation or acquisition) is not at any time decreased, other than by reason of transfers to another Credit Party. In the event that any additional shares of stock shall be issued to any Credit Party, the respective holder of such shares of stock shall forthwith deliver to the Guarantor pursuant to the Security Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Guarantor shall request to perfect the security interest created therein pursuant to the Security Agreement.

     9. EVENTS OF DEFAULT. The following shall be "EVENTS OF DEFAULT" hereunder:

          9.1. the Credit Parties shall fail to pay any Reimbursement Amount or other amount payable under this Agreement or any fee payable under this Agreement, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          9.2. the Borrower shall fail to prepay the Loans and reduce the Commitments under the Credit Agreement in accordance with the terms of Section
3.1 hereof;

          9.3. any representation or warranty made or deemed made by or on behalf any Credit Party in or in connection with this Agreement or any amendment or modification hereof, shall prove to have been incorrect in any material respect when made or deemed made;

          9.4. any Credit Party shall fail to observe or perform any material covenant, condition or agreement contained in Sections 7 or 8 hereof;

          9.5. any Credit Party shall assert that its obligations hereunder shall be invalid or unenforceable or any Credit Party shall assert that its obligations under the Collateral Documents shall be invalid or unenforceable;

          9.6. any of the following shall occur: (i) the Liens created by the Collateral Documents shall at any time (other than by reason of the Guarantor relinquishing such Lien or expiration in accordance with the terms thereof) cease to constitute valid and perfected Liens on the Collateral intended to be covered thereby; (ii) except for expiration in accordance with its respective terms, any Collateral Document shall for whatever reason be terminated, or shall cease to be in full force and effect; or (iii) the enforceability of any Collateral Document shall be contested by any Credit Party;

          9.7. an event of default under the Credit Agreement shall have occurred; or

          9.8. an event of default under Section 8.1(h) or 8.1(i) of the Credit Agreement shall have occurred.

     10. REMEDIES. Upon the occurrence of an Event of Default the Guarantor shall, by notice to the Credit Parties, take any or all of the following actions, at the same or different times:

          10.1. If an Event of Defaultshall occur and be continuing, the Guarantor may immediately reduce the amount of the Revolving Credit Limit and the Term Loan Limit under the Credit Agreement to the amount of Revolving Credit Loans and Term Loans, respectively, outstanding on the date of such reduction.

          10.2. If an Event of Default under Section 9.2 shall occur and be continuing and the Borrower receives notice from the Guarantor demanding the deposit of cash collateral pursuant to this paragraph, in addition to the Guarantor's rights under Section 10.1, the Borrower shall immediately deposit with the Guarantor an amount in cash equal to the amount of the required prepayment of the Loans pursuant to Section 3.1 hereof as of such date plus any accrued and unpaid interest thereon at the Interest Rate.

          10.3. If an Event of Default under Section 9.8 shall occur and be continuing, in addition to the Guarantor's rights under Section 10.1, in addition to the Guarantor's rights under Section 10.1, the Borrower shall immediately deposit with the Guarantor an amount in cash equal to the amount of the Commitments plus any accrued and unpaid interest thereon at the Interest Rate without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

          10.4. If any other Event of Default shall occur and be continuing and the Borrower receives notice from the Guarantor demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall immediately deposit with the Guarantor an amount in cash equal to the amount of the Commitments plus any accrued and unpaid interest thereon at the Interest Rate.

          10.5. The Guarantor may, in its sole discretion, hold any funds (and any interest earned thereon) received pursuant to this Section 10 as collateral for the repayment of the Reimbursement Amount or the Guarantor may, to the extent permitted by the Credit Agreement, (a) pay any funds received pursuant to this Section 10 to the Bank to reduce the amount of Loans outstanding (i) with respect to any payment received under Section 10.2, by the amount of such payment or (ii) with respect to any payment received under Section 10.3 or 10.4, to zero and (b)(i) with respect to any payment received under Section 10.1 reduce the Commitments by the amount of such payment; PROVIDED that any failure of the Borrower to deposit funds with the Guarantor as required by this Section 10 shall not restrict the right of the Guarantor to reduce the Commitments by the amount of such required deposit to the extent permitted by the Credit Agreement or (ii) with respect to any payment received under Section 10.3 or
10.4 terminate the Commitments, in each case, as provided in Section 2.6 or 3.6 of the Credit Agreement. All reductions of Commitments under this Section 10 shall be applied in accordance with Section 3.4.

          10.6. The Guarantor may, subject to the provisions of the Guaranty, exercise all of the rights as secured party and mortgagee under the Collateral Documents to the extent permitted by applicable law.

At such time when the Commitments have been terminated and no Loans remain outstanding, the Guarantor shall return any cash collateral described above to the Borrower.

     11. FEES AND EXPENSES. The Credit Parties shall pay all reasonable costs and expenses (including attorneys' fees) incurred by the Guarantor in the collection of any Reimbursement Amount, in the enforcement by the Guarantor of the obligations of the Credit Parties hereunder or under the Collateral Documents or otherwise incurred in connection with the Guaranty.

     12. CONSTRUCTION. This Agreement shall be deemed to be a contract made under the laws of The Commonwealth of Massachusetts, and shall be construed in accordance with the laws of The Commonwealth of Massachusetts. The descriptive headings of the several Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. This Agreement, together with the Guaranty, the Collateral Documents and the Exhibits hereto or thereto, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, supersedes all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written, and may not be contradicted by evidence of any alleged oral agreement.

     13. NOTICES. Except as otherwise specifically provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be delivered in person, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or telexed, telegraphed, or telecopied (which is confirmed) to the parties hereto addressed as follows:

To the Guarantor:          GENZYME CORPORATION
                           One Kendall Square
                           Cambridge, Massachusetts 02139
                           Attn: Chief Financial Officer
                           Telefax Number: (617) 252-7844

                           With a copy to:

                           GENZYME CORPORATION
                           One Kendall Square
                           Cambridge, Massachusetts 02139
                           Attn: Chief Legal Officer
                           Telefax Number: (617) 252-7553

To the Credit Parties:     GENZYME TRANSGENICS CORPORATION
                           5 Mountain Road
                           Framingham, MA 01701
                           Attn: John B. Green
                           Telefax Number: (508) 270-2303

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand or overnight courier, or sent by telegraph, telecopier, or telex, at the time of the receipt thereof or the sending of such telegraph, telecopy, facsimile or telex, if during normal business hours on a Business Day, and (b) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

     14. EXECUTION IN COUNTERPARTS; EXECUTION BY FACSIMILE SIGNATURE. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     15. AMENDMENTS; ASSIGNMENTS. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance. No Credit Party may assign this Agreement.

     16. WAIVER OF STAY OR EXTENSION LAWS. No Credit Party (to the extent permitted by law) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and each Credit Party (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law.

     17. NO WAIVER. No failure of the Guarantor to exercise, and no delay by in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     18. CONSENT. The Guarantor hereby consents to the Indebtedness incurred by the Borrower pursuant to the Credit Agreement and waives any default under any agreement between the Borrower and the Guarantor caused thereby. The Bank may rely on this consent.

     IN WITNESS WHEREOF the parties hereto have executed or caused their duly authorized representatives to execute this Agreement as of the date set forth above.


                                 GENZYME CORPORATION


                                 By: /s/ Evan Lebson
                                     ---------------
                                     Evan Lebson
                                     Treasurer

                                 GENZYME TRANSGENICS CORPORATION


                                 By: /s/ John B. Green
                                     John B. Green
                                     Vice President and Chief Financial Officer

                                 GTC CANCER VACCINES, INC.

                                 By: /s/ John B. Green
                                     -----------------
                                     John B. Green
                                     Vice President and Chief Financial Officer

                                 TSI CORPORATION

                                 By: /s/ John B. Green
                                     -----------------
                                     John B. Green
                                     Vice President and Chief Financial Officer

                                 GENZYME TRANSGENICS SECURITIES CORPORATION


                                 By: /s/ John B. Green
                                     -----------------
                                     John B. Green
                                     Vice President and Chief Financial Officer

                                 PRIMEDICA CORPORATION (formerly TSI
                                 Holdings, Inc.)

                                 By: /s/ John B. Green
                                     -----------------
                                     John B. Green
                                     Vice President and Chief Financial Officer

                                 PRIMEDICA CAMBRIDGE, INC. (formerly
                                 BioDevelopment Laboratories, Inc.)

                                 By: /s/ John B. Green
                                     -----------------
                                     John B. Green
                                     Vice President and Chief Financial Officer

                                 PRIMEDICA ROCKVILLE, INC. (formerly TSI
                                 Washington Laboratories, Inc.)


                                 By: /s/ John B. Green
                                     -----------------
                                     John B. Green
                                     Vice President and Chief Financial Officer

                                 PRIMEDICA REDFIELD, INC. (formerly TSI Redfield Laboratories, Inc.)

                                 By: /s/ John B. Green
                                     -----------------
                                     John B. Green
                                     Vice President and Chief Financial Officer

                                 PRIMEDICA WORCESTER, INC., (formerly TSI
                                 Mason Laboratories, Inc.)

                                 By: /s/ John B. Green
                                     -----------------
                                     John B. Green
                                     Vice President and Chief Financial Officer

                                 PRIMEDICA ARGUS RESEARCH
                                 LABORATORIES, INC. (formerly Argus Research
                                 Laboratories, Inc.)


                                 By: /s/ John B. Green
                                     -----------------
                                     John B. Green
                                     Vice President and Chief Financial Officer

                                 TRANSGENICS INVESTMENTS, INC.


                                 By: /s/ John B. Green
                                     -----------------
                                     John B. Green
                                     Vice President and Chief Financial Officer

                                 HEALTH SCIENCES RESEARCH INCORPORATED


                                 By: /s/ John B. Green
                                     -----------------
                                     John B. Green
                                     Vice President and Chief Financial Officer

                                   Schedule 5
                  Exceptions to Representations and Warranties

                                      None